Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212064

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2018

PROSPECTUS SUPPLEMENT (To Prospectus dated August 9, 2016)

             Shares

Common Stock

$         per share

We are offering              shares of our common stock. Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “USAP.” On May 23, 2018, the last reported sale price of our common stock was $27.39 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on Page S-6 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting discounts and commissions.

We have granted the underwriter the option to purchase up to an additional              shares of common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about May     , 2018.

Sole Book-Running Manager

Cowen

May     , 2018

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, before you invest. If information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, then the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying prospectus dated August 9, 2016 are part of the Registration Statement (Registration No. 333-212064) that we filed with the SEC on June 16, 2016 and amended on July 19, 2016 and August 2, 2016 using a “shelf” registration process. This prospectus supplement relates to the offering of shares of our common stock by us.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriter are only offering to sell, and only seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

The information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock by us or the underwriter. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless indicated otherwise, or the context otherwise requires, references in this document to “Universal Stainless,” “USAP,” “the Company,” “we,” “us” and “our” are to Universal Stainless & Alloy Products, Inc. and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information under the section titled “Risk Factors” in this prospectus supplement beginning on page S-6 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

We manufacture and market semi-finished and finished specialty steel products, including stainless steel, nickel alloys, tool steel and certain other premium alloyed steels. Our manufacturing process involves melting, remelting, heat treating, hot and cold rolling, forging, machining and cold drawing of semi-finished and finished specialty steels. Our products are sold to service centers, forgers, rerollers, original equipment manufacturers (“OEMs”) and wire redrawers. Our customers further process our products for use in a variety of industries, including the aerospace, power generation, oil and gas, heavy equipment and general industrial markets. We also perform conversion services on materials supplied by customers. We operate in four locations: Bridgeville and Titusville, Pennsylvania; Dunkirk, New York; and North Jackson, Ohio.

We produce a wide variety of specialty steel grades using several manufacturing processes, including argon oxygen decarburization, electro-slag remelting, vacuum induction melting and vacuum-arc remelting. At our Bridgeville and North Jackson facilities, we produce specialty steel products in the form of semi-finished and finished long products (ingots, blooms, billets and bars). In addition, the Bridgeville facility produces flat rolled products (slabs and plates). Semi-finished long products are primarily used by our Dunkirk facility and certain customers to produce finished bar, rod, and wire products. Finished bar products that we manufacture are primarily used by OEMs and by service center customers for distribution to a variety of end users. We also produce customized shapes primarily for OEMs that are cold rolled from purchased coiled strip, flat bar or extruded bar at our precision rolled products department, located at our Titusville facility.

We primarily manufacture our products within the following product lines and, generally, in response to customer orders:

•	Stainless Steel. Stainless steel, which represents the largest part of the specialty steel market, contains elements such as nickel, chrome and molybdenum that give it the unique qualities of high strength, good wear characteristics, natural attractiveness, ease of maintenance and resistance to corrosion and heat. Stainless steel is used, among other applications, in the aerospace, oil and gas, power generation and automotive industries, as well as in the manufacturing of equipment for food handling, health and medical, chemical processing and pollution control.

•	High-Strength Low Alloy Steel. High-strength low alloy steel is a relative term that refers to those steels that maintain alloying elements that range in versatility. The alloy elements of nickel, chrome and molybdenum in such steels typically exceeds the alloy element of carbon steels but not that of high-temperature alloy steel. High-strength low alloy steels are manufactured for use generally in the aerospace industry.

•	Tool Steel. Tool steels contain elements of nickel, chrome and molybdenum to produce specific hardness characteristics that enable tool steels to form, cut, shape and shear other materials in the manufacturing process. Heating and cooling at precise rates in the heat-treating process bring out these hardness characteristics. Tool steels are utilized in the manufacturing of metals, plastics, paper and aluminum extrusions, pharmaceuticals, electronics and optics.

•	High-Temperature Alloy Steel. These steels are designed to meet critical requirements of heat resistance and structural integrity. They generally have very high nickel content relative to other types of specialty steels. High-temperature alloy steels are manufactured for use generally in the aerospace industry.

Recent Developments

On May 18, 2018, we entered into a letter agreement with PNC Bank, National Association, as a lender and as administrative agent and co-collateral agent, and Bank of America, N.A., as a lender and as co-collateral agent, with respect to our revolving credit, term loan and security agreement (the “Letter Agreement”). Pursuant to the terms of the Letter Agreement, the first $30.0 million of any net cash proceeds received by us from the issuance of equity securities through and including June 30, 2018 will be applied (i) first, to the outstanding principal amount under our senior secured revolving credit facility, (ii) second, to the outstanding principal amount under our senior secured term loan facility and (iii) third, to any remaining amounts outstanding under our senior secured revolving credit facility. The Letter Agreement also provides that our borrowing availability under our senior secured revolving credit facility will be reduced after any such application of net proceeds from the issuance of equity securities by an amount equal to 50% of any such net cash proceeds that are applied to the outstanding principal amount under our senior secured revolving credit facility.

Corporate Information

We were incorporated in the State of Delaware in 1994. Our principal executive office is located at 600 Mayer Street, Bridgeville, PA 15107, and our telephone number at that location is (412) 257-7600. Our website is at http://www.univstainless.com/. The information on or accessible through our website is not incorporated by reference into or otherwise made part of this prospectus. Our periodic reports and other information filed with or furnished to the SEC are available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

THE OFFERING

Shares of common stock offered by us in this offering	shares ( shares if the underwriter exercises in full its option to purchase additional shares of common stock from us).

Underwriter’s option to purchase additional shares	We have granted the underwriter an option to purchase up to an additional shares of common stock from us.

Shares of common stock outstanding following this offering	shares ( shares if the underwriter exercises in full its option to purchase additional shares of common stock from us).

Use of proceeds	We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $ million of net proceeds from this offering, or $ million if the underwriter exercises its option to purchase additional shares of common stock from us in full. We intend to use the net proceeds from this offering to repay amounts outstanding under our senior secured revolving credit facility. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 for a discussion of factors you should consider before investing in our common stock.

NASDAQ Global Select Market Symbol	“USAP”

The number of shares of our common stock shown above to be outstanding immediately after this offering as shown above is based on 7,558,040 shares of common stock outstanding as of March 31, 2018 and excludes:

•	338,550 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2018 at a weighted-average exercise price of $33.84 per share;

•	91,810 shares of our common stock underlying restricted stock units outstanding as of March 31, 2018;

•	636,371 shares of our common stock that have been reserved for issuance in connection with future awards under the Universal Stainless & Alloy Products, Inc. 2017 Equity Incentive Plan (the “2017 Plan”); and

•	any issuances of additional shares of common stock subsequent to March 31, 2018.

Except as otherwise indicated in this prospectus supplement, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of common stock from us.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The summary historical consolidated financial data as of and for the years ended December 31, 2015, 2016 and 2017 and for each of the years then ended are derived from our audited consolidated financial statements. We derived the summary historical consolidated financial data as of March 31, 2017 and 2018 and for each of the three-month periods then ended from our unaudited consolidated financial statements. The unaudited financial statements from which we derived this data were prepared on the same basis as the audited consolidated financial data and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our results of operations and financial condition as of the periods presented. Our historical results are not necessarily indicative of the results expected for any future period.

You should read the following financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” below.

	Year Ended December 31,			Three Months Ended March 31,
(Dollars in thousands, except per share data)	2015	2016	2017	2017	2018
				(unaudited)
Condensed consolidated statement of operations data:
Net sales	$180,660	$154,434	$202,643	$48,875	$63,737
Cost of products sold	171,065	140,921	179,609	44,630	54,465

Gross margin	9,595	13,513	23,034	4,245	9,272
Selling, general and administrative expenses	19,406	17,482	18,797	4,729	5,207
Goodwill impairment	20,268	–	–	–	–

Operating income (loss)	(30,079)	(3,969)	4,237	(484)	4,065
Interest expense and other financing costs	2,890	4,674	4,277	1,003	1,206
Other (income) expense	(153)	230	(49)	(6)	(43)

Income (loss) before income taxes	(32,816)	(8,873)	9	(1,481)	2,902
Benefit from income taxes	(12,144)	(3,526)	(7,601)	(262)	777

Net income (loss)	$(20,672)	$(5,347)	$7,610	$(1,219)	$2,125

Basic earnings (loss) per share	$(2.92)	$(0.74)	$1.05	$(0.17)	$0.29

Diluted earnings (loss) per share	$(2.92)	$(0.74)	$1.03	$(0.17)	$0.28

Weighted average shares of common stock outstanding:
Basic	7,069,954	7,193,300	7,225,697	7,216,447	7,261,966
Diluted	7,069,954	7,193,300	7,374,805	7,216,447	7,492,972

Condensed consolidated balance sheet data (at end of period):
Cash	$112	$75	$207	$214	$228
Property and equipment, net	$193,505	$182,398	$174,444	$179,754	$173,870
Total assets	$297,302	$296,045	$321,231	$305,049	$340,553
Current liabilities	$18,746	$29,186	$44,948	$37,355	$39,767
Working capital	$85,006	$84,397	$101,316	$87,876	$118,062
Long-term debt, net of current portion and other long-term liabilities	$72,884	$67,998	$75,006	$69,845	$93,187
Total stockholders’ equity	$184,977	$181,220	$191,668	$181,342	$194,223

Other financial data (unaudited):
Adjusted EBIDTA(1)	$10,249	$15,492	$24,418	$4,709	$9,126

(1)	Adjusted EBITDA is not a recognized measure under accounting principals generally accepted in the United States (“GAAP”). For a definition and reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, see “—Non-GAAP Financial Measure—Adjusted EBITDA” below.

Non-GAAP Financial Measure—Adjusted EBITDA

This prospectus supplement uses the term “Adjusted EBITDA,” which is not a recognized measure under GAAP. We use Adjusted EBITDA as a supplement to our GAAP results in evaluating certain aspects of our business, as described below. We define Adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) share-based compensation expense, (v) write-off of deferred financing costs, and (vi) goodwill impairment.

Our board of directors and executive management team use Adjusted EBITDA as a key measure of our performance and for business planning. Adjusted EBITDA assists us in comparing our operating performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that, in our opinion, do not reflect our core operating performance. Adjusted EBITDA also allows us to more effectively evaluate our operating performance by allowing us to compare the results of operations against our peers without regard to our or our peers’ financing method or capital structure.

We believe our presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that we use internally for purposes of assessing our core operating performance. However, Adjusted EBITDA is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in our industry may define Adjusted EBITDA differently than we do, and as a result, it may be difficult to use Adjusted EBITDA, or similarly named non-GAAP measures that other companies may use, to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA supplementally.

A reconciliation of Adjusted EBITDA to net income (loss) for the periods indicated is as follows:

	Year Ended December 31,			Three Months Ended March 31,
(Dollars in thousands)	2015	2016	2017	2017	2018
Net income (loss)	$(20,672)	$(5,347)	$7,610	$(1,219)	$2,125
Interest expense	2,324	3,659	4,022	939	1,142
Provision (benefit) for income taxes	(12,144)	(3,526)	(7,601)	(262)	777
Depreciation and amortization	18,608	18,533	18,823	4,717	4,756
Share-based compensation expense	1,865	1,405	1,564	534	326
Write-off of deferred financing costs	–	768	–	–	–
Goodwill impairment	20,268	–	–	–	–

Adjusted EBIDTA	$10,249	$15,492	$24,418	$4,709	$9,126

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider all of the information contained or incorporated by reference into this prospectus before deciding whether to invest in our common stock. In particular, you should carefully read and consider the risks and uncertainties described below as well as those described in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, together with all of the other information included in, or incorporated by reference into, this prospectus. See “Incorporation of Certain Documents by Reference” below. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected and we may not be able to achieve our goals, the value of our common stock could decline and you could lose some or all of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Risks Related to this Offering and Ownership of Our Common Stock

The price of our common stock may be volatile and you could lose all or part of your investment.

We have experienced volatility in the market price of our common stock. During the period from January 1, 2017 to May 23, 2018, the market price of our common stock has fluctuated from a high of $31.20 per share to a low $11.60 per share. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock could fluctuate significantly for various reasons, which include:

•	our quarterly or annual financial and operating results or those of other companies in our industry;

•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	additions or departures of our senior management personnel;

•	sales of our common stock by our directors and executive officers;

•	market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by stockholders;

•	the level and quality of research analyst coverage for our common stock;

•	any withdrawal of research coverage by one or more equity research analysts who currently cover the Company;

•	the financial disclosures we may provide to the public, any changes in such disclosures or our failure to meet any estimates contained in such disclosures or otherwise expected by investors or analysts;

•	various market factors or perceived market factors, including rumors, whether or not correct, involving us or our competitors;

•	acquisitions or strategic alliances by us or our competitors;

•	short sales, hedging and other derivative transactions in our common stock;

•	the operating and stock price performance of other companies that investors may deem comparable to us; and

•	other events or factors, including changes in general conditions in the United States and global economies or financial markets (including those resulting from acts of God, war, incidents of terrorism or responses to such events).

In addition, in recent years, the stock market has experienced price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, following periods of market volatility in the price of a company’s securities, security holders have often instituted class action litigation. If the market value of our common stock experiences adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to suffer.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in our business. Our senior secured revolving credit facility prohibits us from declaring, paying or making any dividend or distribution on our common stock. Accordingly, we do not plan to pay any dividends with respect to our common stock in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of our common stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon settlement of our stock-settled equity compensation awards. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of our common stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. As of March 31, 2018, after giving effect to this offering (without giving effect to any additional shares issuable if the underwriter’s option to purchase additional shares is exercised), there would have been              shares of our common stock outstanding, which will be freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), absent registration under the Securities Act and for certain limited contractual restrictions applicable to certain shares.

With limited exceptions as described under the caption “Underwriting,” the lock-up agreements with the underwriter of this offering will prohibit our executive officers and directors from selling, contracting to sell or otherwise disposing of any of our common stock or securities that are convertible or exchangeable for our common stock or entering into any arrangement that transfers the economic consequences of ownership of our common stock for at least 90 days from the date of this prospectus supplement, although the underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. The underwriter has advised us that they have no present intent or arrangement to release any shares subject to a lock-up and will consider the release of any lock-up on a case-by-case basis. Upon a request to release any shares subject to a lock-up, the underwriter would consider the particular circumstances surrounding the request including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request and the possible impact on the market for our common stock. As a result of these lock-up agreements, notwithstanding earlier eligibility for sale under the provisions of Rule 144, none of these shares may be sold until at least 90 days after the date of this prospectus supplement.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, after giving effect to the sale of shares of our common stock in this offering at the public offering price of $        per share, you will suffer immediate and substantial dilution of $        per share in the net tangible book value of the common stock you purchase in this offering.

If securities analysts or industry analysts publish negative research or reports, or do not publish reports about our business, our share price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. If one or more analysts adversely change their recommendation regarding our shares or our competitors’ stock, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Provisions in our corporate documents and Delaware law could have the effect of delaying, deferring or preventing a change in control of us, even if that change may be considered beneficial by some of our stockholders.

The existence of some provisions of our Restated Certificate of Incorporation, as amended, our Second Amended and Restated By-laws and Delaware law could have the effect of delaying, deferring or preventing a change in control of us that a stockholder may consider favorable. These provisions are more fully described under “Description of Capital Stock—Provisions of Our Governing Documents and Delaware Law That May Have Anti-Takeover Effects” in the accompanying prospectus.

We believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal, and are not intended to make our company immune from takeovers. However, these provisions apply even if the offer may be considered beneficial by some stockholders and could delay, defer or prevent an acquisition that our board of directors determines is not in the best interests of our company and our stockholders.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Our Restated Certificate of Incorporation, as amended, authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred shares having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock respecting dividends and voting rights, as our board of directors generally may determine. The terms of one or more classes or series of preferred shares could dilute the voting power or reduce the value of our common stock. For example, we could grant holders of preferred shares the right to veto specified transactions on the happening of specified events. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred shares could affect the residual value of the common stock. As of the date of this prospectus supplement, we do not have any outstanding shares of preferred stock.

Our ability to raise capital in the future may be limited.

Our ability to raise capital in the future may be limited. Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings, diluting their interest and reducing the market price of our common stock.

Our bylaws designate state or federal courts located within the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our bylaws provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants in such action or proceeding. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our bylaws described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

In addition to the risks set forth in this prospectus supplement and the accompanying prospectus, including the risks set forth below, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in our current, quarterly and annual reports and other documents we file with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2017 in the section entitled “Item 1A. Risk Factors.” You should carefully consider these risks before investing in our common stock. See “Where You Can Find More Information” below.

Costs related to our participation in a multi-employer pension plan could increase significantly.

We participate in the Steelworkers Pension Trust (the “Trust”), a multi-employer defined-benefit pension plan. We make contributions to the Trust with respect to all hourly and salaried employees associated with our Bridgeville facility and certain corporate salaried employees. Our contributions to the Trust are based on hours worked at a fixed rate for each hourly employee, as determined by the collective bargaining agreement, which expires in August 2018, and a fixed monthly contribution on behalf of each covered salaried employee. The trustees of the Trust have provided us with the latest data available for the Trust year ending December 31, 2017. As of that date, the Trust is not fully funded. Our contribution rates could increase if the Trust is required to adopt a funding improvement plan or a rehabilitation plan as a result of funding deficiencies in excess of specified levels, which may be due to poor performance of Trust investments or other factors, or as a result of future wage and benefit agreements. In addition, if we choose to stop participating in the Trust, our contributions to the Trust decline or the Trust is terminated, we may be required to pay the Trust an amount based on the underfunded status of the Trust, referred to as a withdrawal liability. In the event that our contribution rates increase or if we must pay withdrawal liability because we stop participating in the Trust, our contributions decline or the Trust is terminated, our future results of operations and cash flows may be negatively impacted to a material extent.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. In this prospectus supplement and the accompanying prospectus, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions in connection with any discussion of future operating or financial performance.

We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for our fiscal year ended December 31, 2017 or under “Risk Factors” in this prospectus supplement could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, our ability to maintain our relationships with our significant customers and market segments; our response to competitive factors in our industry that may adversely affect the market for finished products manufactured by us or our customers; our ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; the demand for our products and the prices at which we are able to sell our products in the aerospace industry, from which a substantial amount of our sales is derived; our ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in our product mix on our profitability; our ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that we need for the manufacturing of our products; risks related to property, plant and equipment, including our reliance on the continuing operation of critical manufacturing equipment; our success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; our ability to attract and retain key personnel; our ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of our current and future litigation matters; our ability to meet our debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; risks related to acquisitions that we may make; our ability to protect our information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on our effective tax rates of changes in tax rules, regulations and interpretations in the United States and other countries where we do business; and the impact of various economic, credit and market risk uncertainties. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law. Accordingly, readers of this prospectus supplement and the accompanying prospectus are cautioned not to place undue reliance on the forward-looking statements.

All forward-looking statements, expressed or implied, attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS

We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $        million of net proceeds from this offering, or $        million if the underwriter exercises its option to purchase additional shares of common stock from us in full.

We intend to use approximately $        million of the net proceeds from this offering to repay amounts outstanding under our senior secured revolving credit facility, as described below. Until the net proceeds from this offering are so applied, we may invest proceeds in short-term, investment grade interest-bearing securities or in obligations of, or guaranteed by, the U.S. government.

Availability under our senior secured revolving credit facility is based on our eligible accounts receivable and inventory. As of March 31, 2018, our senior secured revolving credit facility provided for aggregate borrowings of up to $65.0 million. On April 24, 2018, we amended our senior secured revolving credit facility to increase the maximum aggregate borrowings thereunder to $73.0 million. As of March 31, 2018, we had approximately $59.7 million in aggregate borrowings under our senior secured revolving credit facility. Amounts outstanding under our senior secured revolving credit facility, at our option, will bear interest at either a base rate plus a margin or a rate based on LIBOR plus a margin, in either case calculated in accordance with the terms of the underlying credit agreement. We elected to use the LIBOR based rate for the majority of the debt outstanding under our senior secured revolving credit facility for the three months ended March 31, 2018, which was 3.67% as of March 31, 2018. In addition, we are required to pay a commitment fee of 0.25% based on the daily unused portion of our senior secured revolving credit facility.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2018:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the completion of this offering and our application of the estimated net proceeds from this offering in the manner described in “Use of Proceeds,” assuming no exercise of the underwriter’s option to purchase additional shares of common stock from us.

This table is unaudited and should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference” below.

	As of March 31, 2018
	Actual	As Adjusted
	(Unaudited; dollars in thousands, except per share information)
Cash and cash equivalents	$228		$228

Long-term debt (net of current portion):
Senior secured revolving credit facility(1)	$59,673	$
Term loan	20,471		20,471
Notes	19,000		19,000
Capital leases	1,796		1,796

Total debt	100,940
Less current portion	(6,718)		(6,718)
Less deferred financing costs	(1,035)		(1,035)

Total long-term debt (net of current portion)	93,187

Stockholders’ equity:
Senior preferred stock, par value $0.001 per share; 1,980,000 shares authorized; 0 shares issued and outstanding	$–		$–
Common stock, par value $0.001 per share; 20,000,000 shares authorized; 7,558,040 shares issued and outstanding (actual); shares issued and outstanding (as adjusted)	8
Additional paid-in-capital	59,001
Other comprehensive income	(151)		(151)
Retained earnings	137,655		137,655
Treasury stock, at cost; 292,855 shares	(2,290)		(2,290)

Total stockholders’ equity	194,233

Total capitalization	$295,173	$

(1)	As of March 31, 2018, our senior secured revolving credit facility provided for aggregate borrowings of up to $65.0 million. On April 24, 2018, we amended our senior secured revolving credit facility to increase the maximum aggregate borrowings thereunder to $73.0 million.

The number of shares of our common stock in the table above excludes:

•	338,550 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2018 at a weighted-average exercise price of $33.84 per share;

•	91,810 shares of our common stock underlying restricted stock units outstanding as of March 31, 2018; and

•	636,371 shares of our common stock that have been reserved for issuance in connection with future awards under the 2017 Plan; and

•	any issuances of additional shares of common stock subsequent to March 31, 2018.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends to holders of our common stock. We currently intend to retain future earnings, if any, for the development and growth of our business. In addition, our senior secured revolving credit facility prohibits us from declaring, paying or making any dividend or distribution on our common stock.

MARKET PRICE OF OUR COMMON STOCK

Our common stock trades on the Nasdaq Global Select Market under the symbol “USAP.” The following table sets forth, for the periods indicated, the high and low sales for our common stock, as reported on Nasdaq.

	Sale Price
	High	Low
2016
First Quarter	$11.97	$6.10
Second Quarter	$13.65	$9.13
Third Quarter	$12.00	$9.47
Fourth Quarter	$15.37	$9.13

2017
First Quarter	$17.83	$11.60
Second Quarter	$20.29	$16.21
Third Quarter	$21.30	$17.30
Fourth Quarter	$23.04	$18.53

2018
First Quarter	$31.20	$20.01
Second Quarter (through May 23, 2018)	$30.93	$26.44

The last sales price of our common stock on the Nasdaq Global Select Market on May 23, 2018 was $27.39 per share. As of April 30, 2018, there were 7,265,560 shares of our common stock outstanding, held by approximately 587 registered holders.

UNDERWRITING

We have entered into an underwriting agreement with Cowen and Company, LLC (“Cowen”) with respect to the shares of common stock being offered by this prospectus. Subject to the terms and conditions set forth in the underwriting agreement, Cowen has agreed to purchase from us              shares of our common stock.

The underwriting agreement provides that the obligations of Cowen are subject to certain conditions precedent and that Cowen has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below.

We have agreed to indemnify Cowen against certain liabilities, including liabilities under the Securities Act and to contribute to payments Cowen may be required to make in respect of those liabilities.

Cowen is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement. Cowen reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of Cowen’s option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $400,000 and are payable by us.

Total
	Per Share	Without Over- Allotment	With Over Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to Company	$	$	$

Cowen proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. Cowen may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $             per share. If all of the shares are not sold at the public offering price, Cowen may change the offering price and other selling terms.

Option to Purchase Additional Shares. We have granted to Cowen an option to purchase up to              additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days.

Discretionary Accounts. Cowen does not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, Cowen may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Overallotment transactions involve sales by Cowen of shares of common stock in excess of the number of shares Cowen is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by Cowen is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. Cowen may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, Cowen will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the overallotment option. If Cowen sells more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if Cowen is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor Cowen make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, Cowen may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain ‘‘lock-up’’ agreements, we and our executive officers, directors and certain of our other stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen for a period of 90 days after the date of the pricing of the offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or warrants (c) issue securities in connection with acquisitions or similar transactions, or (d) file registration statements on Form S-8. The exceptions permit parties to the ‘‘lock-up’’ agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, and (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

Cowen, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, Cowen will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on a website maintained by Cowen, and Cowen may distribute prospectuses electronically. Cowen may agree to allocate a number of shares to its online brokerage account holders. Internet distributions will be allocated by Cowen on the same basis as other allocations. Other than the prospectus in electronic format, the information on any websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or Cowen, and should not be relied upon by investors.

Other Relationships. Cowen and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

Notice to Prospective Investors. Other than in the United States, no action has been taken by us or Cowen that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any supplements or amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), Cowen is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. Cowen has represented and agreed that:

•	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•	to fewer 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with Cowen and with us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the European Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the European Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer or any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive’’ means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

Israel. In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by Cowen and its affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than Cowen, is authorized to make any further offer of shares on our behalf or on behalf of Cowen.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for the underwriter by DLA Piper LLP (US), New York, New York.

EXPERTS

The consolidated financial statements of Universal Stainless & Alloy Products, Inc. appearing in Universal Stainless & Alloy Products, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Universal Stainless & Alloy Products, Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Schneider Downs & Co., Inc., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017

•	our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2018

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018

•	our Current Reports on Form 8-K filed with the SEC on April 3, 2018 and May 7, 2018

•	our Registration Statement on Form 8-A/A, filed with the SEC on November 30, 1994

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract, agreement or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents contained in the exhibits to the registration statement of which the accompanying prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You can obtain a copy of any documents that are incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at:

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15107

(412) 257-7600

Attention: Secretary

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We also make available free of charge on our website at http://www.univstainless.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.

PROSPECTUS

Universal Stainless & Alloy Products, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Depositary Shares

We may, from time to time, offer to sell, in one or more series, senior or subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units or depositary shares, or any combination of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities that may be offered by us under this prospectus.

Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “USAP.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed or where we have made an application for listing in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement which contains a description of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, our arrangements with them will be described in a prospectus supplement relating to that offering.

We urge you to carefully read the information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus, including the information under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 9, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a shelf registration process. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus does not contain all of the information in that registration statement. For further information about our business and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since the summaries in this prospectus may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information that we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet address is http://www.sec.gov. Our Internet website is www.univstainless.com. Information contained on our website is not part of, and should not be construed as being incorporated by reference into, this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the offering of the securities under this prospectus is terminated, except as noted in the paragraph below:

Our SEC Filings (File No. 000-25032)	Period for or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2015
Quarterly Report on Form 10-Q	Quarters Ended March 31 and June 30, 2016
Current Reports on Form 8-K	January 25, February 3 and May 13, 2016
Registration Statement on Form 8-A/A	November 30, 1994

Pursuant to General Instruction B of Form 8-K, any information furnished under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents filed as exhibits to the registration statement of which the accompanying prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15107, Attention: Secretary; telephone number: (412) 257-7600. You also may review a copy of the registration statement and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet site.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Because the following is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement before deciding whether to invest in any of our securities. References to the “Company”, “we”, “our” and “us” and similar terms means Universal Stainless & Alloy Products, Inc. and its subsidiaries, unless the context otherwise requires.

Universal Stainless & Alloy Products, Inc.

The Company, which was incorporated in 1994, and its wholly-owned subsidiaries, manufacture and market semi-finished and finished specialty steel products, including stainless steel, nickel alloys, tool steel and certain other premium alloyed steels. Our manufacturing process involves melting, remelting, heat treating, hot and cold rolling, forging, machining and cold drawing of semi-finished and finished specialty steels. Our products are sold to service centers, forgers, rerollers, original equipment manufacturers (“OEMs”) and wire redrawers. Our customers further process our products for use in a variety of industries, including the aerospace, power generation, oil and gas, heavy equipment and general industrial markets. We also perform conversion services on materials supplied by customers.

We produce a wide variety of specialty steel grades using several manufacturing processes including argon oxygen decarburization, electro-slag remelted, vacuum induction melting and vacuum-arc remelted. At our Bridgeville, Pennsylvania and North Jackson, Ohio facilities, we produce specialty steel products in the form of semi-finished and finished long products (ingots, blooms, billets and bars). In addition, the Bridgeville, Pennsylvania facility produces flat rolled products (slabs and plates). Semi-finished long products are primarily used by our Dunkirk, New York facility and certain customers to produce finished bar, rod, wire and plate products. Finished bar products that we manufacture are primarily used by OEMs and by service center customers for distribution to a variety of end users. We also produce customized shapes primarily for OEMs that are cold rolled from purchased coiled strip, flat bar or extruded bar at our precision rolled products department, located at our Titusville, Pennsylvania facility.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “USAP”. Our principal executive offices are located at 600 Mayer Street, Bridgeville, Pennsylvania 15107, and our telephone number is (412) 257-7600.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the information under the heading “Where You Can Find More Information” for information on how to obtain copies of documents incorporated by reference in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions in connection with any discussion of future operating or financial performance.

We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and any of our subsequently filed Quarterly Reports on Form 10-Q could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated:

	Year Ended December 31,					Six Months Ended June 30, 2016(1)
	2011	2012	2013(1)	2014	2015(1)
Ratio of earnings to fixed charges	20.9x	9.0x	n/a	2.9x	n/a	n/a

(1)	Earnings were insufficient to cover our fixed charges by approximately $6.6 million, $32.8 million and $5.6 million for the years ended December 31, 2013 and December 31, 2015 and for the six months ended June 30, 2016, respectively.

For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income (loss) from operations before income taxes plus fixed charges. “Fixed Charges” consists of interest expense plus the estimated interest component of rent expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. Pending any such use, the net proceeds from the sale of securities under this prospectus may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering under this prospectus in the applicable prospectus supplement relating to that offering.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time under this prospectus or that may underlie any warrants, purchase contracts or units that we may offer from time to time under this prospectus. Debt securities issued as part of units that may be offered under this prospectus may be attached to or separate from any other securities part of those units. The particular terms of the debt securities offered under this prospectus or the debt securities underlying any warrants, purchase contracts or units offered under this prospectus and the extent, if any, to which the general provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. Although our debt securities that we may offer from time to time under this prospectus include debt securities denominated in U.S. dollars, we may choose to issue debt securities in any other currency, including the euro.

The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are collectively referred to in this prospectus as the debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee (the “Senior Indenture”), a form of which is as an exhibit to the registration statement of which this prospectus is a part. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee (the “Subordinated Indenture”), a form of which also is as an exhibit to the registration statement of which this prospectus is a part. The Senior Indenture and the Subordinated Indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the Senior Indenture and the trustee under the Subordinated Indenture are referred to in this prospectus as the trustee, as applicable.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture, along with any applicable supplement to the appropriate indenture and the debt securities themselves, because they define your rights as holders of the applicable debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture, any applicable supplement to that indenture and any applicable form of debt security. The following description also is subject to and qualified by reference to the description of the particular terms of the debt securities, the relevant indenture and any applicable supplement to that indenture, as described in the applicable prospectus supplement, including definitions used in the relevant indenture, any applicable supplement to that indenture and the applicable form of debt security. The particular terms of the debt securities that we may offer under this prospectus, the relevant indenture, any applicable supplement to that indenture and the applicable form of debt security may vary from the terms described below.

General

The senior debt securities will be unsubordinated obligations, will rank equally with all other unsubordinated debt obligations of ours and, unless otherwise indicated in the applicable prospectus supplement, will be unsecured. The subordinated debt securities will be subordinate in right of payment to any senior debt securities issued by the Company. A description of certain additional terms of the subordinated debt securities is provided below under “— Subordinated Debt Securities.” The specific terms of any subordinated debt securities will be provided in the applicable prospectus supplement. For a complete understanding of the provisions pertaining to the subordinated debt securities, you also should refer to the form of the Subordinated Indenture which is an exhibit to the registration statement of which this prospectus is a part. Unless we elect or are required to secure debt securities that we issue, those debt securities will be effectively subordinated to any of our existing and future secured debt to the extent of the assets securing that debt.

Our primary sources of funding for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. Neither the Senior Indenture nor the Subordinated Indenture will restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all of our subsidiaries’ liabilities, including their trade payables. This means that our subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Terms

Neither of the indentures will limit the principal amount of debt, including unsecured debt, or other securities that we or our subsidiaries may issue.

We may issue notes or bonds in traditional paper form, or we may issue a global security. The debt securities of any series may be issued in definitive form or, if provided in the applicable prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to in this prospectus as a “book-entry security.”

The debt securities may be issued from time to time pursuant to this prospectus and will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Please refer to the applicable prospectus supplement for the specific terms of the debt securities offered, including the following:

•	Designation of an aggregate principal amount, purchase price and denomination;

•	Date of maturity;

•	If other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	The interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•	The date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	The place or places where principal, premium, if any, and interest will be payable;

•	Any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	Any index used to determine the amount of principal, premium, if any, and interest to be paid with respect to the debt securities;

•	The application, if any, of defeasance provisions to the debt securities;

•	If other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	Whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•	Whether the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock, warrants, purchase contracts or units and the terms of such conversion, exercise or exchange, if any;

•	Any covenants applicable to the debt securities;

•	Any events of default applicable to the debt securities;

•	Any changes to the events of default described in this prospectus;

•	The terms of subordination, if applicable;

•	The terms of conversion, if applicable; and

•	Any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

Except with respect to book-entry securities, debt securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Merger, Consolidation or Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, pursuant to each of the indentures, we will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey all or substantially all of its properties and assets to another person or group of affiliated persons, except that we may consolidate or merge with, or sell or convey substantially all of our assets to another person if (i) we are the continuing person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all of our obligations under the applicable indenture, including payment of the principal and interest on the debt securities, and the performance and observance of all of the covenants and conditions of the applicable indenture to be performed by us and (ii) there is no default under the applicable indenture. Upon such a succession, we will be relieved from any further obligations under each of the indentures.

Events of Default

Except as otherwise set forth in the applicable prospectus supplement, an event of default shall occur with respect to any series of debt securities when:

•	We default in paying the principal or premium, if any, on any of the debt securities of such series when due;

•	We default in paying interest on any of the debt securities of such series when due and such default continues for 30 days;

•	We default in the deposit of any sinking fund payment with respect to any of the debt securities of such series when due and such default continues for 30 days;

•	We fail to perform any other covenant or warranty in the debt securities of such series or in the applicable indenture, and such failure continues for a period of 90 days after notice of such failure as provided in that indenture;

•	Certain events of bankruptcy, insolvency or reorganization involving us occur; or

•	Any other event of default specified in the applicable prospectus supplement occurs with respect to debt securities of that series.

We will be required annually to deliver to the trustee an officers’ certificate stating whether or not the officers signing such certificate have any knowledge of any default in the performance by us of our obligations under the applicable indenture.

If an event of default shall occur and be continuing with respect to any series (other than an event of default described in the fifth bullet point of the first paragraph above under “— Events of Default”), the trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding (or, if any debt securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount of the debt securities of such series to be immediately due and payable. If an event of default described in the fifth bullet point of the first paragraph above under “— Events of Default” occurs with respect to any series of debt securities, the principal amount of and accrued but unpaid interest on all debt securities of that series (or, if any debt securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the debt securities of any series written notice of a default with respect to such series as and to the extent provided by the Trust Indenture Act of 1939, as amended. As used in this paragraph, a “default” means an event described in the first paragraph above under “— Events of Default” without including any applicable grace period.

If at any time after the debt securities of such series have been declared due and payable, and before any judgment or decree for the moneys due has been obtained or entered, we pay or deposit with the trustee amounts sufficient to pay all matured installments of interest upon the debt securities of such series and the principal and premium, if any, on all debt securities of such series which shall have become due, otherwise than by acceleration, together with interest on such principal and, to the extent legally enforceable, on such overdue installments of interest and all other amounts due under the applicable indenture shall have been paid, and any and all defaults with respect to such series under that indenture shall have been cured or waived, then the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by written notice to us and the trustee, may rescind and annul the declaration that the debt securities of such series are due and payable.

In addition, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may waive any past default and its consequences with respect to such series, except a default in the payment of the principal of or any premium or interest on any debt securities of such series or a default in the performance of a covenant that cannot be modified under the applicable indenture without the consent of the holder of each affected debt security.

The trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of the debt securities of each series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, for the appointment of a receiver or trustee or for any other remedy under the indenture, unless:

•	The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series; and

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The holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee, and offered the trustee reasonable indemnity, satisfactory to the trustee, to institute proceedings as trustee, the trustee has failed to institute the proceedings within 60 days after its receipt of such notice and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any debt security issued under indentures will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the applicable indenture regarding the payment of default interest, interest on that debt security on the due dates expressed in that security and to institute suit for the enforcement of payment.

Modification of the Indentures

Each of the indentures will contain provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities for any of the following purposes:

•	To evidence the succession of another corporation to us in accordance with “— Merger, Consolidation or Sale of Assets”;

•	To add to our covenants further covenants for the benefit or protection of the holders of any or all series of debt securities or to surrender any right or power conferred upon us by that indenture;

•	To add any additional events of default with respect to all or any series of debt securities;

•	To add to or change any of the provisions of that indenture to permit or facilitate the issuance of debt securities in bearer form with or without coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	To add to, change or eliminate any of the provisions of that indenture in respect of one or more series of debt securities thereunder, under certain conditions designed to protect the rights of any existing holder of those debt securities;

•	To secure all or any series of debt securities;

•	To establish the forms or terms of the debt securities of any series;

•	To evidence and provide for the acceptance of appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee;

•	Subject to certain restrictions, to add to, change or eliminate any of the provisions of any subordination of securities provisions or related definition of senior debt of a subordinated debt indenture in respect of one or more series of subordinated debt securities; and

•	To cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to change any other provisions with respect to matters or questions arising under that indenture, provided that any such action shall not adversely affect the interests of the holders of any series of debt securities.

We and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall:

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Change the fixed maturity of any debt securities, or any installment of principal of, or interest on, any debt securities, or reduce the principal amount thereof or the rate of interest or the time of payment of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the applicable redemption date), or modify the provisions of such indenture with respect to the subordination of subordinated debt securities in a manner adverse to the holders of such subordinated debt securities, without the consent of the holder of each debt security so affected;

•	Reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture, without the consent of the holders of all debt securities affected thereby then outstanding;

•	Modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described above, except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each debt security affected thereby, without the consent of the holder of each debt security affected thereby;

•	Change any obligation of ours to maintain an office or agency;

•	Change any obligation of ours to pay additional amounts;

•	Adversely affect any right of repayment or repurchase at the option of the holder; or

•	Reduce or postpone any sinking fund or similar provision.

With respect to any vote of holders of a series of debt securities, we generally will be entitled to set any date as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

Except as otherwise specified in the applicable prospectus supplement, each indenture shall be satisfied and discharged if (i) we shall deliver to the trustee all debt securities then outstanding for cancellation or (ii) all debt securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and we shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we shall have paid all other sums payable under that indenture.

Each of the indentures will provide, if such provision is made applicable to the debt securities of a series, that we may elect either (A) to defease and be discharged from any and all obligations with respect to any debt security of such series, or “defeasance,” or (B) to be released from our obligations with respect to such debt security under certain of the covenants and events of default under the applicable indenture together with additional covenants that may be included for a particular series and that certain events of default shall not be events of default under that indenture with respect to such series (“covenant defeasance”), in either case upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt security, on the scheduled due dates.

In the case of defeasance or covenant defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indentures) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the applicable indenture.

Record Dates

Each of the indentures will provide that, in certain circumstances, we may establish a record date for determining the holders of outstanding debt securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the debt securities of such series.

Subordinated Debt Securities

Subordinated debt securities will be subordinate, in right of payment, to all senior debt. Senior debt means, with respect to us, the principal, premium, if any, accrued interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing on the following:

•	All indebtedness of ours, whether outstanding on the date of issuance or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	Any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•	Amendments, renewals, extensions and refundings of any indebtedness described above, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities.

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all of our senior debt. Our obligation to make payment of the principal, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior debt has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior debt has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior debt or a person acting on their behalf, to be applied toward the payment of all of our senior debt remaining unpaid until all the senior debt has been paid in full. Subject to the payment in full of all of our senior debt, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior debt.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of our subordinated debt securities.

Governing Law

The laws of the State of New York will govern each of the indentures and will govern the debt securities issued under each of the indentures.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	How it handles payments and notices;

•	Whether it imposes fees or charges;

•	How it would handle voting if applicable;

•	Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	If applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities except as otherwise described in the applicable prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security will be exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if:

•	The depositary notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	At any time the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that the depositary has ceased to be registered as a clearing agency;

•	We in our sole discretion determine that that the global security is so transferable or will be exchangeable for definitive securities in registered form and, in each case, notify the trustee of our decision;

•	An event of default with respect to the debt securities of that series has occurred and is continuing; or

•	Other circumstances exist that have been specified in the terms of the debt securities of that series.

Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We may issue, either separately or together with other securities that may be offered under this prospectus, including as a part of units that may be offered under this prospectus, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Our common stock also may underlie any warrants or purchase contracts that may be offered under this prospectus. Under our Amended and Restated Certificate of Incorporation, as amended, we are authorized to issue up to 20,000,000 shares of our common stock. As of June 30, 2016, we had 7,489,746 shares of common stock issued and outstanding.

A prospectus supplement relating to an offering of common stock or other securities that may be offered under this prospectus which, by their respective terms, are convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms of the offering, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:

•	The Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”);

•	Our Amended and Restated Certificate of Incorporation, as it may be amended or further restated from time to time; and

•	Our Second Amended and Restated By-laws, as they may be further amended or restated from time to time.

Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of our preferred stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Continental Stock Transfer & Trust Company is the transfer agent and registrar for the common stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq Global Select Market. Our common stock is listed for quotation on the Nasdaq Global Select Market under the symbol “USAP.”

Preferred Stock

We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities part of those units. We also may deposit shares of our preferred stock with a depositary in connection with an offering of depositary shares under this prospectus. Our preferred stock also may underlie any warrants or purchase contracts that may be offered under this prospectus. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock, and shares of our preferred stock may be convertible into our common stock.

Our Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each series of preferred stock and any qualifications, limitations or restrictions of each series of preferred stock. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding common stock, without a vote of the holders of the preferred stock, or of any series of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes our Board of Directors without further stockholder action, to provide for the issuance of up to 2,000,000 shares of preferred stock, in one or more series, of which 20,000 shares previously were designated as Senior Preferred Stock. As of the date of this prospectus, no shares of preferred stock are issued or outstanding, and 1,980,000 shares of preferred stock are authorized for issuance.

The particular terms of any series of preferred stock being offered by us under this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	The title and liquidation preference per share of the preferred stock;

•	The number of shares offered;

•	The purchase price of the preferred stock;

•	The dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	Any redemption or sinking fund provisions of the preferred stock;

•	Any conversion provisions of the preferred stock;

•	The voting rights, if any, of the preferred stock; and

•	Any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, the definitive terms will be disclosed in the applicable prospectus supplement. The summary in this prospectus is not complete. You should refer to the applicable Certificate of Amendment to our Amended and Restated Certificate of Incorporation or certificate of designations, as the case may be, establishing a particular series of preferred stock, in either case which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with an offering of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.

Dividend Rights. The preferred stock will be preferred over our common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on our common stock will be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless another date is set forth in the applicable prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation. The preferred stock will be preferred over our common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of our common stock or into shares of any other series of our preferred stock to the extent set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to stockholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class.

Additional Series of Preferred Stock. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our board of directors, it would be possible for the board to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our Amended and Restated Certificate of Incorporation, as it may amended or further restated from time to time, and the applicable rules of the stock exchanges upon which the common stock is listed. The consent of our stockholders would not be required for any such issuance of preferred stock.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Provisions of Our Governing Documents and Delaware Law That May Have Anti-Takeover Effects

Our Board of Directors. We currently have five directors and the authorized size of our board of directors is no less than four directors and no more than seven directors. Our Second Amended and Restated By-Laws provide that any vacancy in our board of directors, other than a vacancy created by the removal of a director, and newly created directorships may be filled only by our board of directors and that the authorized number of directors may be changed only by our board of directors. These provisions of our Second Amended and Restated By-Laws may have the effect of delaying or preventing changes in the control or management of the Company.

Removal of Directors by Stockholders. Members of our board of directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors at any meeting of our stockholders called for that purpose. A vacancy created by the removal of a director may be filled at such meeting of stockholders by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors at that meeting, or, if the vacancy is no so filled by our stockholders, by our board of directors.

Stockholder Nomination of Directors. Our Second Amended and Restated By-Laws provide that a stockholder may make a nomination the election of directors if the stockholder is (i) a stockholder of record both at the time of giving of the notice provided for in our Second Amended and Restated By-Laws and at the time of the applicable meeting of stockholders and (ii) is entitled to vote for the election of directors at the applicable meeting of stockholders and complies with the notice procedures set forth in our Second Amended and Restated By-Laws. A stockholder wishing to make such a nomination must notify us in writing of any stockholder nomination for election as a director no later than (i) 90 days prior to the anniversary of the previous year’s annual meeting of stockholders, with respect to an election of directors to be held at an annual meeting of stockholders, and (ii) the close of business on the tenth day following the date on which notice of a meeting of stockholders is first given to our stockholders, with respect to an election of directors to be held at a special meeting of stockholders or at an annual meeting that is held more than 70 days prior to the anniversary of the previous year’s annual meeting. Our Second Amended and Restated By-Laws set forth various informational items that must be provided and various other procedures that must be strictly followed in order for a stockholder to validly make a nomination for election as a director.

No Action By Written Consent. Our Second Amended and Restated By-Laws provide that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Law. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. This provision may discourage or prevent unsolicited tender offers for our outstanding common stock.

Effects of Authorized but Unissued Stock. Authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, purchase contracts, units or depositary shares issued by us, in each case as described in this prospectus, or any combination of the foregoing. We may issue warrants separately or as a part of units, and any such warrants issued as part of units may be attached to or separate from any other securities part of those units. These warrants also may underlie any purchase contracts that may be offered under this prospectus. We may issue warrants in as many distinct series as we elect. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. Except as otherwise described in an applicable prospectus supplement, any warrant agent will act solely as our agent in connection with the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

A prospectus supplement relating to any warrants that we may offer under this prospectus will include specific terms relating to the offering of such warrants. We will file any warrant agreement and the form of any warrant offered under this prospectus with the SEC, and you should read the applicable warrant agreement and form of warrant for more information that may be important to you. The applicable prospectus supplement will describe some or all of the following terms which may apply to the warrants being offered:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the designation, number and terms of the debt securities, preferred stock, common stock, purchase contracts, units or depositary shares, as applicable, purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any of our securities with which the warrants are issued;

•	if the warrants are issued as a unit with another one or more other securities described in this prospectus, the date, if any, on and after which the warrants and the other securities will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The preceding description does not purport to be complete and is subject to and is qualified in its entirety by reference to the description of any warrants that we may offer under this prospectus contained in the applicable prospectus supplement, as well as the applicable warrant agreement and form of warrant.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities described in this prospectus and issued by us, in each case as described in this prospectus, for the purchase or sale of our debt securities, preferred stock, common stock, warrants, units or depositary shares. We may issue purchase contracts separately or as a part of units, and any such purchase contracts issued as part of units may be attached to or separate from any other securities part of those units. These purchase contracts also may underlie any warrants that may be offered under this prospectus. The price of our debt securities, warrants, units or depositary shares, or the price per share of our common stock or preferred stock, as applicable, underlying the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in as many distinct series as we elect. We may issue purchase contracts in as many distinct series as we elect. Each series of purchase contracts will be issued under a separate purchase contract agreement to be entered into between us and a purchase contract agent to be named in the applicable prospectus supplement. Except as otherwise described in an applicable prospectus supplement, any purchase contract agent will act solely as our agent in connection with the applicable purchase contracts and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such purchase contracts.

A prospectus supplement relating to any purchase contracts that we may offer under this prospectus will include specific terms relating to the offering of such purchase contracts. We will file any purchase contract agreement and the form of any purchase contract offered under this prospectus with the SEC, and you should read the applicable purchase contract agreement and form of purchase contract for more information that may be important to you. The applicable prospectus supplement will describe some or all of the following terms which may apply to the purchase contracts being offered:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, debt securities, preferred stock, common stock, warrants, units or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, preferred stock, common stock, warrants, units or depositary shares, as the case may be;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The preceding description does not purport to be complete and is subject to and is qualified in its entirety by reference to the description of any purchase contracts that we may offer under this prospectus contained in the applicable prospectus supplement, as well as the applicable purchase contract agreement and form of purchase contract.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. These units also may underlie any warrants or purchase contracts that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may issue units in as many distinct series as we elect. Each series of units will be issued under a separate unit agreement to be entered into between us and a unit agent to be named in the applicable prospectus supplement. Except as otherwise described in an applicable prospectus supplement, any unit agent will act solely as our agent in connection with the applicable units and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such units.

A prospectus supplement relating to any units that we may offer under this prospectus will include specific terms relating to the offering of such units. We will file any unit agreement and the form of any unit certificate offered under this prospectus with the SEC, and you should read the applicable unit agreement and form of unit certificate for more information that may be important to you. The applicable prospectus supplement will describe some or all of the following terms which may apply to the units being offered:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description does not purport to be complete and is subject to and is qualified in its entirety by reference to the description of any units that we may offer under this prospectus contained in the applicable prospectus supplement and the applicable unit agreement and form of unit certificate.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of our preferred stock, rather than full shares of our preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of our preferred stock. These depositary shares also may underlie any warrants or purchase contracts that may be offered under this prospectus.

The shares of any series of our preferred stock represented by depositary shares will be deposited with a depositary to be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of our preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include any applicable dividend, voting, redemption, conversion and liquidation rights.

We may issue depositary shares in as many distinct series as we elect. Each series of depositary shares will be issued under a separate deposit agreement to be entered into between us and the applicable depositary. Except as otherwise described in an applicable prospectus supplement, any depositary will act solely as our agent in connection with the applicable depositary shares and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such depositary shares.

The prospectus supplement relating to any depositary shares that we may offer under this prospectus will include specific terms relating to the offering. We will file any deposit agreement and form of depositary receipt with the SEC, and you should read the deposit agreement and form of depositary receipt for more information that may be important to you.

The preceding description does not purport to be complete and is subject to and is qualified in its entirety by reference to the description of any depositary shares that we may offer under this prospectus contained in the applicable prospectus supplement and the applicable deposit agreement and form of depositary receipt.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus in one or more of the following ways:

•	To underwriters, whether or not part of a syndicate, for public offering and sale by them;

•	Directly to one or more purchasers in negotiated sales or in competitively bid transactions;

•	Through agents;

•	Through dealers; or

•	Through a combination of any of the above methods of sale.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of the securities will be named, and any commissions payable by us to that agent will be provided, in an applicable prospectus supplement. We and our agents may sell the securities at:

•	A fixed price or prices, which may be changed;

•	Market prices prevailing at the time of sale;

•	Prices related to such prevailing market prices; or

•	Negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

If an underwriter or underwriters are used in the offer or sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our agreements with the underwriters will be provided in an applicable prospectus supplement.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions that involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions that permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions that involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•	Penalty bids that permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

If indicated in an applicable prospectus supplement, we will authorize dealers acting as agents for us to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The identity of any such agents, the terms of such delayed delivery contracts and the commissions payable by us to these agents will be set forth in an applicable prospectus supplement.

If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to U.S. persons, other than qualifying financial institutions, during the restricted period, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Except for shares of our common stock or as otherwise described in an applicable prospectus supplement, all of the securities will be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom the securities are sold by us for public offering and sale may make a market in the securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us will be passed upon for us by Paul A. McGrath, Vice President of Administration, General Counsel and Secretary of Universal Stainless & Alloy Products, Inc., or by K&L Gates LLP, Pittsburgh, Pennsylvania. Mr. McGrath is paid a salary by us, is a participant in various employee benefit plans offered to our employees and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of our outstanding common stock.

EXPERTS

The consolidated financial statements of Universal Stainless & Alloy Products, Inc. and Subsidiaries appearing in Universal Stainless & Alloy Products, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 and the effectiveness of Universal Stainless & Alloy Products, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Schneider Downs & Co., Inc., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Universal Stainless & Alloy Products, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

             Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book Runner

Cowen

May     , 2018